Exhibit 99.B(h)(3)(j)

AMENDMENT TO
SUB-ADMINISTRATION AND SUB-FUND ACCOUNTING AGREEMENT

AMENDMENT made as of the [18th], day of February, 2015, between Victory Capital Management Inc. (the “VCM”), and Citi Fund Services Ohio, Inc., formerly known as BISYS Fund Services Ohio, Inc. (“Citi”), to the Sub-Administration and Sub-Fund Accounting Agreement dated July 1, 2006, between VCM and Citi (as previously amended and in effect on the date hereof, the “Agreement”).  All capitalized terms used but not defined herein shall have the meanings given to them in the Agreement.

WHEREAS, VCM acts as administrator and fund accountant for The Victory Portfolios and The Victory Variable Insurance Funds;

WHEREAS, Citi and VCM wish to enter into this Amendment to the Agreement to revise Schedule D of the Agreement;

NOW, THEREFORE, in consideration of the mutual covenants and promises hereinafter contained and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, intending to be legally bound, VCM and Citi hereby agree as follows:

1.              Amendments.

(a)           Schedule D is replaced with the attached Schedule D.

2.              Representations and Warranties.

(a)           VCM represents (i) that it has full power and authority to enter into this Amendment, (ii) that this Amendment, and all information relating thereto has been presented to and reviewed by the Board of Trustees of the Trust (the “Board”), and (iii) that the Board has approved this Amendment.

(b)           Citi represents that it has full power and authority to enter into and perform this Amendment.

3.              Miscellaneous.

(a)           This Amendment supplements and amends the Agreement. The provisions set forth in this Amendment supersede all prior negotiations, understandings and agreements bearing upon the subject matter covered herein, including any conflicting provisions of the Agreement or any provisions of the Agreement that directly cover or indirectly bear upon matters covered under this Amendment.

(b)           Each reference to the Agreement in the Agreement (as it existed prior to this Amendment), shall hereafter be construed as a reference to the Agreement as amended by this Amendment.  Except as provided in this Amendment, the provisions of the Agreement remain in full force and effect.  No amendment or modification to this Amendment shall be valid unless made in writing and executed by both parties hereto.

(c)           Paragraph headings in this Amendment are included for convenience only and are not to be used to construe or interpret this Amendment.

(d)           This Amendment may be executed in counterparts, each of which shall be an original but all of which, taken together, shall constitute one and the same agreement.

IN WITNESS WHEREOF, intending to be legally bound, the parties hereto have caused this Amendment to be duly executed all as of the day and year first above written.

VICTORY CAPITAL MANAGEMENT INC.

By:	/s/ Michael D. Policarpo

Name:	Michael D. Policarpo
Title:	Chief Financial Officer

CITI FUND SERVICES OHIO, INC.

By:	/s/ Jay Martin

Name:	Jay Martin
Title:	President

SCHEDULE D

TO THE SUB-ADMINISTRATION

AND SUB-FUND ACCOUNTING AGREEMENT
BETWEEN
VICTORY CAPITAL MANAGEMENT INC.
AND
CITI FUND SERVICES OHIO, INC.

TRUSTS AND FUNDS

The Victory Portfolios

1.	Balanced Fund
2.	Diversified Stock Fund
3.	Dividend Growth Fund
4.	Emerging Markets Small Cap Fund
5.	Established Value Fund
6.	Fund for Income
7.	Global Equity Fund
8.	Integrity Mid-Cap Value Fund
9.	Integrity Micro-Cap Equity Fund
10.	Integrity Small-Cap Value Fund
11.	Integrity Small/Mid-Cap Value Fund
12.	International Fund
13.	International Select Fund
14.	Investment Grade Convertible Fund
15.	Large Cap Growth Fund
16.	Munder Emerging Markets Small-Cap Fund
17.	Munder Growth Opportunities Fund
18.	Munder Index 500 Fund
19.	Munder International Fund-Core Equity
20.	Munder International Small-Cap Fund
21.	Munder Mid-Cap Core Growth Fund
22.	Munder Small Cap Growth Fund
23.	Munder Total Return Bond Fund
24.	National Municipal Bond Fund
25.	Ohio Municipal Bond Fund
26.	Select Fund
27.	Small Company Opportunity Fund
28.	Special Value Fund

As of February 18, 2015

D-1

The Victory Variable Insurance Funds

1.              Victory Variable Insurance Diversified Stock Fund

As of October 24, 2012

D-2